                                                                 Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Standard Financial, Inc. Management Recognition and Retention Plan of our report dated January 26, 1996, with respect to the consolidated financial statements of Standard Financial, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP


May 15, 1996
Chicago, Illinois